                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-27989, 333-32831, 333-37652, 333-56055, 333-68663, 333-68663-01, 333-79221, 333-
79221-01, 333-79221-02, 333-79221-03, 333-49434, 333-49434-01 and 333-49434-02
on Form S-3, and Registration Statements No. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841, 333-32843, 333-45657, 333-46671, 333-79627, 333-93181 and
333-93183 on Form S-8 and Registration Statements No. 333-79627 and 333-93181 on Post Effective Amendment No. 1 to Form S-8 and Registration Statement No. 333-93181 on Post Effective Amendment No. 2 to Form S-8 of TXU Corp. (formerly known as Texas Utilities Company) of our report dated February 1, 2001, appearing in this Annual Report on Form 10-K of TXU Corp. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 8, 2001